Exhibit 5.1 and 23.2a

GARY B. WOLFF, P.C.
COUNSELOR AT LAW

                                                                805 Third Avenue
                                                              Twenty First Floor
                                                        New York, New York 10022
                                                         Telephone: 212-644-6446
                                                         Facsimile: 212-644-6498
                                                   E-Mail: wolffpc@attglobal.net



February 1, 2006

United States Securities
  And Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Nova BioGenetics, Inc. (hereinafter "NVBG") Registration Statement on Form SB-2 Relating to 4,663,840 shares of Common Stock, par value $.0001 per share.

Gentlemen:

I have been requested by NVBG, a Delaware corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the "Registration Statement") covering 4,663,840 shares which will be offered by the Selling Shareholder(s) of NVBG.

In connection with this opinion, I have examined the Registration Statement, the Certificate of Incorporation and By-Laws of NVBG, each as amended to date, copies of the records of corporate proceedings of NVBG, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, I am of the opinion that the shares being registered when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law, including the statutory provisions as well as all applicable provisions of the Delaware constitution and reported decisions interpreting the laws.

I hereby consent to the use of the opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the registration statement.

Very truly yours,

/s/ Gary B. Wolff
_____________________
Gary B. Wolff